NEITHER THE ISSUANCE AND SALE OF THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (I) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (II) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THIS NOTE MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THIS NOTE.  ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE.  THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO THIS NOTE.

CALIFORNIA GOLD CORP.

CONVERTIBLE PROMISSORY NOTE

Issuance Date: September 16, 2010	Principal Amount: U.S. $____________

This convertible promissory note is one of a series of duly authorized and issued convertible promissory notes of California Gold Corp., a Nevada corporation (the “Company”) designated its non-interest bearing (0%) Convertible Promissory Notes due September 15, 2011 (the “Note”) issued to [HOLDER] (together with his permitted successors and assigns, the “Holder”) pursuant to exemptions from registration under the Securities Act of 1933, as amended, pursuant to a Loan Agreement, dated September 16, 2010 (the “Loan Agreement”) among the Company and the Holder. All capitalized terms not defined herein shall have those meanings given to them in the Loan Agreement

For value received, the Company hereby promises to pay to the Holder the amount set out above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to prepayment, conversion or otherwise, the "Principal") when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) until the same becomes due and payable on the Maturity Date.

1.          PAYMENTS OF PRINCIPAL; MATURITY.  Payment of principal due on this Note is payable no later than September 15, 2011 (the “Maturity Date”); provided, however, that each of the parties hereto may mutually agree to extend the term of this Note beyond the Maturity Date.

2.          PREPAYMENT. The Company and the Holder understand and agree that the principal amount of the Note may be prepaid by the Company, in whole or in part, at any time prior to the Maturity Date without penalty.

3.           CONVERSION OF NOTE.

3.1.          Conversion into the Company's Common Stock.

The Holder shall have the right to convert the Principal due under this Note into shares of the Company's Common Stock, $0.001 par value per share (“Common Stock”) as set forth below.

(a)          The Holder shall have the right from and after the Issuance Date and then at any time until this Note is fully paid, to convert any outstanding and unpaid Principal, at the election of the Holder (the date of giving of such notice of conversion being a "Conversion Date") into fully paid and non-assessable shares of Common Stock as such stock exists on the Issuance Date, or any shares of capital stock of the Company into which such Common Stock shall hereafter be changed or reclassified, at the conversion price as defined in Section 3.1(b) hereof, determined as provided herein. Upon delivery to the Company of a completed Notice of Conversion, a form of which is annexed hereto as Exhibit A, the Company shall issue and deliver to the Holder within five (5) Business Days (as defined in Section 6(b) below) after the Conversion Date (such fifth day being the “Delivery Date”) that number of shares of Common Stock that are issuable as a result of the conversion in accordance with the foregoing. The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing that portion of the Principal to be converted by the Conversion Price (as defined below).

(b)          The conversion price per share shall be equal to $0.03 (the “Conversion Price”).

(c)          During the period the conversion right exists, the Company will reserve from its authorized and unissued Common Stock not less than an amount of Common Stock equal to 100% of the amount of shares of Common Stock issuable upon the full conversion of this Note. The Company represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. The Company agrees that its issuance of the Note shall constitute full authority to its officers, agents and transfer agents, who are charged with the duty of executing and issuing stock certificates, to execute and issue the necessary certificates for shares of Common Stock upon the conversion of the Note.

3.2           Method of Conversion. This Note may be converted by the Holder in whole or in part as described in Section 3.1(a) hereof. Upon partial conversion of this Note, a new Note containing the same date and provisions of this Note shall, at the request of the Holder, be issued by the Company to the Holder for the principal balance of this Note which shall not have been converted or paid.

3.3           Mandatory Comversion.  Upon the initial closing of the PPO (or any other private placement of securities (a “Financing”) resulting in gross cash proceeds to the Company of a minimum of five hundred thousand dollars ($500,000)), this Note will automatically convert, without any action or notice by the Company or the Holder, as to all unpaid principal into shares of Common Stock (or such other securities purchased by investors in the Financing) at the conversion price of $0.025 per share (or such other price per share of stock (or unit of stock and other securities) paid by investors in the Financing). The Company shall afford the Holder the opportunity to become a party to all agreements and instruments to be executed by the investors in the PPO.

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4.           EVENT OF DEFAULT. Failure by the Company to make payment pursuant to Section 1 hereof shall constitute an event of default (“Event of Default”). In an Event of Default, the Holder shall be entitled to all legal remedies available to it to pursue collections, and the Company shall bear all reasonable costs of collection, including but not limited to necessary attorneys’ fees.

5.           NO WAIVER. No failure or delay by the Holder in exercising any right, power or privilege under this Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusively of any rights or remedies provided by applicable law. No course of dealing between the Company and the Holder shall operate as a waiver of any rights by the Holder.

6.           NOTICES; PAYMENTS.

(a)          Notices.  Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with the Securities Purchase Agreement. Unless a specific notice is otherwise required under this Note, the Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore.

(b)          Payments.  Except as otherwise provided in this Note, whenever any payment of cash is to be made by the Company to the Holder, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to the Holder at such address as previously provided to the Company in writing (which address shall be set forth in the Securities Purchase Agreement); provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder's wire transfer instructions.  Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day.

7.           TRANSFER.  The Holder acknowledges and agrees that this Note may only be offered, sold, assigned or transferred by the Holder if consented to in writing by the Company.

8.           CONSTRUCTION; HEADINGS.  This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof.

The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

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9.          SEVERABILITY. In the event that one or more of the provisions of this Note shall for any reasons be held invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

10.        GOVERNING LAW. This Note and the rights and obligations of the Company and the Holder shall be governed by and construed in accordance with the laws of the State of New York.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

CALIFORNIA GOLD CORP.

By:
Name:	James Davidson
Title:	President, Treasurer and Chief Financial Officer

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EXHIBIT A

NOTICE OF CONVERSION

(To be executed by the Holder in order to convert the Note)

TO:

The undersigned hereby irrevocably elects to convert $______________________ of the principal amount of the above Note into Shares of Common Stock of California Gold Corp., according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:
Conversion Price:
Signature:
Name:
Address:
Amount to be converted:	$
Amount of Note unconverted:	$
Conversion Price per Share:	$
Number of shares of Common Stock and Warrants to be issued including as payment of interest, if applicable:
Please issue the shares of Common Stock and Warrants in the following name and to the following address:
Issue to the following account of the Holder:
Authorized Signature:
Name:
Title:
Phone Number:
Broker DTC Participant Code:
Account Number:

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Note: For the Exhibit listed in the first column below, only the form of instrument has been filed as an exhibit to the Registrant's Form S-1 registration statement. This Schedule provides detail as to the actual instruments issued under the form filed as an exhibit and lists the material details in which each such instrument differs from the form of document filed.

Exhibit No.	Title of Instrument	Name of Holder to Whom Instrument was Issued	Issue Date	Maturity Date	Amount of Note
4.6	0% Convertible Promissory Note	Michael Baybak	9/16/2010	9/15/2011	$15,000
		James Davidson	9/16/2010	9/15/2011	$15,000
		Barry Honig	9/16/2010	9/15/2011	$15,000
		Gottbetter & Partners, LLP	9/16/2010	9/15/2011	$10,000
		Gottbetter Capital Group, Inc.	9/16/2010	9/15/2011	$5,000

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